Exhibit 23.3

804 / 771-5700 fax: 804 / 771-5777	Mailing Address: P.O. Box 27828 Richmond, VA 23261 Three James Center, 12th Floor 1051 East Cary Street Richmond, VA 23219

March 16, 2009

Recon Technology Ltd.

Room 1401 Yong Feng Mansion

123 Jiqing Road

Nanjing, People’s Republic of China 210006

Ladies and Gentlemen:

We hereby consent to the use of our name under the caption “Legal Matters” in the prospectus included in the registration statement on Form S-1, originally filed by Recon Technology Ltd. on August 12, 2008 and as amended from time to time with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Kaufman & Canoles
Kaufman & Canoles

Chesapeake	Hampton	Newport News	Norfolk	Virginia Beach	Williamsburg

www.kaufmanandcanoles.com